EXHIBIT 10.11

                              CONSULTING AGREEMENT

     This Consulting Agreement ("AGREEMENT") dated as of June 14, 1996, between Michael P. Schulhof (the "CONSULTANT") and SportsLine USA, Inc. ("SPORTSLINE").

     SportsLine desires to retain Consultant to render certain consulting services with respect to its business, Consultant is willing to render such services as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

     1. ENGAGEMENT OF CONSULTANT. SportsLine hereby engages and retains Consultant to render the consulting services described in Section 2 hereof (the "SERVICES") for a period of two years, commencing on the date hereof (the "AGREEMENT PERIOD").

     2. DESCRIPTION OF SERVICES. During the Agreement Period, Consultant shall consult with and advise SportsLine from time to time at SportsLine's request and Consultant's reasonable convenience with respect to corporate, business and marketing strategy. Consultant shall not be required to devote any particular amount of time toward the performance of his duties hereunder; provided, that Consultant shall use his reasonable efforts, and devote sufficient time, to become familiar with and knowledgeable about SportsLine's products, services and plans. Consultant acknowledges that he has been nominated to become a director of the Company, effective immediately following the closing of the Company's initial public offering, and Consultant consents to disclosure of such proposed directorship.

     3. PAYMENT FOR SERVICES. In full consideration for the Services, SportsLine shall issue Consultant options (the "OPTIONS"), to purchase an aggregate of 50,000 shares of SportsLine's Common Stock at an exercise price of $4.00 per share, pursuant to a Stock Option Agreement in the form of Exhibit A attached hereto.

     4. NONEXCLUSIVITY OF THIS AGREEMENT. SportsLine understands and agrees that, except as set forth in the next sentence, Consultant shall not be prevented or barred from rendering services of any nature for or on behalf of any other person, firm, corporation or entity, subject to Consultant's obligation to maintain confidentiality of SportsLine's confidential information pursuant to Section 6. Notwithstanding the foregoing, during the Agreement Period Consultant shall not be employed by, act as a consultant to or otherwise render services of any nature for or on behalf of any person, firm, corporation or entity engaged with respect to the business of providing a sports-oriented computer online subscription or advertising-based service (regardless of whether such service is accessed through the Internet, a commercial on-line service or otherwise). Consultant understands and agrees that SportsLine shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

     5. TERMINATION. This Agreement may be terminated by either Consultant or SportsLine upon written notice specifying the effective date of termination; provided, that such written notice shall be given at least 60 days prior to the date of termination. Notwithstanding anything herein or in the Options to the contrary, if this Agreement is terminated prior to the time

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Consultant becomes a director of the Company, Consultant shall forfeit to
SportsLine Options with respect to (x) all of the 50,000 shares of stock subject to the Options if either (i) Consultant terminates this Agreement prior to the nine month anniversary hereof, or (ii) this Agreement is terminated in connection with Consultant's declining to serve as a director of SportsLine without good reason, or (y) in all other cases, 25,000 shares of Common Stock. Upon any such other termination described in the preceding clause (y), SportsLine shall promptly deliver to Consultant a replacement Stock Option with respect to 25,000 (rather than 50,000) shares, which agreement shall be in the form attached hereto as Exhibit A except that Sections 2 and 3 thereof shall be amended to the effect that the Option will be exercisable at any time from June 14, 1997 through the earlier to occur of (i) June 14, 2001, and (ii) one year after the date of Consultant's death.

     6. CONFIDENTIALITY. Consultant will not disclose to any other person, firm, or corporation, nor use for his own benefit, during or after the term of this Agreement, any trade secrets or other confidential information of SportsLine which is acquired by Consultant in the course of performing services hereunder. For purposes of this Agreement, a "trade secret" is information not generally known to the public which gives SportsLine an advantage over its competitors, including products or services under development, production methods and processes, subscriber or customer lists and marketing plans. Any information, which (i) at or prior to the time of disclosure by SportsLine to Consultant was generally available to the public through no breach of this Agreement, (ii) was available to the public on a nonconfidential basis prior to its disclosure by SportsLine to Consultant or (iii) was made available to Consultant from a third party (provided that Consultant did not know that such party obtained or disseminated such information in breach of any legal obligation to SportsLine) shall not be deemed confidential information of SportsLine for purposes hereof.

     7. AMENDMENT; WAIVER. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

     8. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

     9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

     10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns: provided, however, that the duties of Consultant hereunder shall not be assignable or delegable by Consultant.

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     11. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Consulting Agreement as of the date first written above.

                                       SPORTSLINE USA, INC.

                                       By: /s/ MICHAEL LEVY
                                       ---------------------------------
                                       Michael Levy, President

                                       By: /s/ MICHAEL P. SCHULHOF
                                       ---------------------------------
                                       Michael P. Schulhof

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                 AMENDMENT TO CONSULTING AND OPTION AGREEMENTS

     This AMENDMENT TO CONSULTING AND OPTION AGREEMENTS dated as of September 27, 1996 (the "AMENDMENT"), is entered into between SPORTSLINE USA, INC. ("SPORTSLINE") and Michael P. Schulhof (the "CONSULTANT").

     SportLine and Consultants are parties to (1) that certain Consulting Agreement dates as of June 14, 1996 (the "CONSULTING AGREEMENT") and (2) that certain Option Agreement dated as of June 14, 1996 (the "OPTION AGREEMENT"). At a meeting held on September 27, 1996, SportsLine's Board of Directors unanimously approved modifications to the Consulting Agreement and the Option Agreement, and SportsLine and Consultant desire to enter into this Amendment to evidence such modifications.

     In consideration of the premises, SportsLine and Consultant hereby agree as follows:

     1. AMENDMENTS TO CONSULTING AGREEMENT.

        (a) Section 3 of the Consulting Agreement is hereby amended by deleting such section in its entirety and substituting in its place the following:

             "3. PAYMENT FOR SERVICES. In full consideration for the Services, SportsLine shall issue Consultant options (the "OPTION") to purchase an aggregate of 100,000 shares of SportsLine's Common Stock at an exercise price of $2.00 per share, pursuant to a Stock Option Agreement in the form of Exhibit A attached hereto."

        (b) The second and third sentences for Section 5 of the Consulting Agreement are hereby amended by deleting such sentences in their entirety and substituting in their place the following:

        Notwithstanding anything herein or in the Option to the contrary, if this Agreement is terminated prior to the time Consultant becomes director of the Company, Consultant shall forfeit to SportsLine Options with respect to (x) all of the 100,000 shares of stock subject to the Options if either (i) Consultant terminates this Agreement prior to the nine month anniversary hereof, or (ii) this Agreement is terminated in connection with Consultant's declining to serve as a director of SportsLine without good reason, or (y) in all other cases, 50,000 shares of Common Stock. Upon any such other termination described in the preceding clause (y), SportsLine shall promptly deliver to Consultant a replacement Stock Option with respect to 50,000 (rather than 100,000) shares, which agreement shall be in the form attached hereto as Exhibit A except that Sections 2 and 3 thereof shall be amended to the effect that the Option will be exercisable at any time from June 14, 1997 through the earlier to occur of (i) June 14, 2001, and (ii) one year after the date of Consultant's death.

     2. AMENDMENTS TO OPTION AGREEMENT.

        (a) Section 1 of the Option Agreement is hereby amended by deleting such section in its entirety and substituting in its place the following:


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             "1. GRANT OF OPTION. The Company hereby grants to Optionee options
        (the "OPTIONS") to purchase up to 100,000 shares of Common Stock (the "OPTION SHARES"), upon the terms and subject to the conditions set forth in this Agreement."

        (b) Section 4 of the Option Agreement is hereby amended by deleting such section in its entirety and substituting in its place the following:

             "4. EXERCISE PRICE. The exercise price of the Options shall be $2.00 per Option Share (the "EXERCISE PRICE"), subject to adjustment pursuant to Section 7 hereof."

     3. NO FURTHER AMENDMENTS. Except as expressly modified by this Amendment, all of the terms and conditions of the Consulting Agreement and the Option Agreement shall remain unchanged and in full force and effect.

     4. EFFECTIVENESS; COUNTERPARTS. This Amendment shall become binding and effective upon execution by SportsLine and Consultant. This Amendment may be executed in counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                            SPORTSLINE USA, INC.


                                            By:---------------------------
                                               Michael Levy, President


                                            by:---------------------------
                                               Michael P. Schulhof

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                                OPTION AGREEMENT

     This Option Agreement ("AGREEMENT") dated as of June 14, 1996, between SPORTSLINE USA, INC., a Delaware corporation (the "COMPANY"), and MICHAEL P. SCHULHOF (the "OPTIONEE").

                               W I T N E S S E T H

     WHEREAS, pursuant to the Consulting Agreement dated as of the date hereof between the Company and Optionee, the Company has agreed to issue to Optionee options to purchase 50,000 shares of the Company's Common Stock, $0.01 par value (the "COMMON STOCK");

     WHEREAS, the Company and Optionee desire to execute this Agreement to evidence the grant of such options and the terms and conditions thereof;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Optionee options (the "OPTIONS") to purchase up to 50,000 shares of Common Stock (the "OPTION SHARES"), upon the terms and subject to the conditions set forth in this Agreement.

     2. EXERCISABILITY OF OPTIONS. The Options shall become exercisable in full from and after the close of business on the date of the first annual meeting of the Company's stockholders at which directors are elected occurring after the Company's initial public offering ("IPO"). The Options have been issued in connection with that certain Consulting Agreement between the Company and Optionee, dated as of the date hereof, and shall be forfeited as provided in
Section 5 thereof.

     3. EXPIRATION. The unexercised portion of the Options shall become null and void (a) on June 14, 2006, if the Optionee is a director of the Company on that date or ceased to be a director prior to that date by reason of his retirement or the failure of the Optionee to be re-nominated for election as a director of the Company's stockholders, (b) immediately in the event of the Optionee ceases to be a director of the Company by reason of his removal for cause, or (c) one year after the Optionee ceases to be a Director by reason of his disability, and
(d) twelve months after the date of the Optionee's death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this sentence (the earliest of such dates, the "EXPIRATION DATE"). Any part of the Options that have not been duly exercised by Optionee on or before the close of business on the Expiration Date shall expire and be of no further force or effect on such date, and Optionee shall thereafter have no further right hereunder with respect thereto.

     4. EXERCISE PRICE. The exercise price of the Options shall be $4.00 per Option Share (the "EXERCISE PRICE"), subject to adjustment pursuant to Section 6 hereof.


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     5. METHOD OF EXERCISE OF OPTIONS. If Optionee desires to exercise the
Options in whole or in part, Optionee shall provide the Company a written Notice of Exercise in the form of Exhibit A attached hereto, accompanied by a bank or cashier's check payable to the order of the Company for the full Exercise Price of the Option Shares to be purchased upon such exercise. As soon as practicable after the receipt of the Notice of Exercise accompanied by payment for the full Exercise Price of the Option Shares to be purchased, the Company shall issue and deliver (or cause its transfer agent to deliver) to Optionee a certificate or certificates evidencing the Option Shares purchased. If the Options are exercised as to fewer than all the Option Shares covered thereby, the Options shall remain outstanding as to the remaining Option Shares until the earlier of the exercise in full of the Options or the Expiration Date.

     6. OPTIONS AND OPTION SHARES AS INVESTMENT. Optionee represents and warrants to the Company that Optionee is acquiring the Options and the Option Shares issuable upon the exercise thereof for its own account and not with a view to or for resale in connection with any distribution thereof. The Company will use its best efforts to register the distribution of the Option Shares under Federal securities laws promptly after the termination of any applicable underwriters' lock-up period imposed in connection with the IPO.

     7. ANTI-DILUTION PROVISIONS.

        (a) ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of Option Shares then subject to the Options immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased; and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of Option Shares then subject to the Options immediately prior to such combination shall be proportionately decreased and the exercise price shall be proportionately increased. Any such adjustments pursuant to this Section 6(a) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

        (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company or in case the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, Optionee upon the exercise of the Options at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Option Shares issuable upon the exercise of the Options prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised the Options immediately prior thereto; in each such case, the terms of the Options shall be applicable to the securities or property receivable upon the exercise of the Options after such consummation.

     8. PAYMENT OF TAXES AND EXPENSES. All shares of Common Stock issuable upon exercise of the Options shall be validly issued, fully paid and nonassessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of the issuance or delivery thereof (other than federal, state or local income tax

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or other tax based upon gross or net income, owed by the Optionee on account of such issuance or delivery).

     9. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder in respect to any Option Shares as to which the Option shall not have been exercised and full payment of the Exercise Price made as herein provided.

     10. ISSUANCE OF SHARES. As a condition of the issuance of Option Shares, the Company may require the Optionee to enter into such agreements or undertakings, if any, as counsel to the Company may deem necessary to assure compliance with any law or regulation then in effect, including, but not limited to (i) a representation and warranty by the Optionee that he is acquiring the Option Shares to be issued for investment and not with a view to, or for resale in connection with, the distribution thereof, and (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of counsel to the Company, necessary to comply with the provisions of any securities law applicable to the issuance of the Option Shares.

     11. NONTRANSFERABILITY. The Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee are exercisable only by the Optionee.

     12. NOTICES. Any notice under this Agreement shall be in writing and shall be given, in the case of the Company, to the Company's Secretary at its principal executive offices and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

     13. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the laws of the State of Delaware.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SPORTSLINE USA, INC.


                                            By:-------------------------------
                                            Title:


                                            By:-------------------------------
                                            Michael P. Schulhof

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                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:  SPORTSLINE USA, INC.

     Pursuant to the terms of the Option Agreement dated as of June 14, 1996 (the "Option Agreement;" terms used herein and not otherwise defined have the meanings set forth in the Option Agreement), between SPORTSLINE USA, INC. and MICHAEL P. SCHULHOF ("Optionee"), Optionee hereby exercises the Options to the extent of___________Option Shares and encloses a bank or cashier's check in the amount of $_________in full payment for the Exercise Price of such Option Shares in accordance with the terms of the Option Agreement.

Dated:__________________,____

                                           -------------------------------
                                           Michael P. Schulhof